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                                                                   EXHIBIT 23(R)

                             SECRETARY'S CERTIFICATE

I, Mary Moran Zeven, Secretary of the streetTRACKS Series Trust (the "Trust"), hereby certify that the following resolution was approved by a majority of the Board of Trustees of the Trust at a meeting held on August 23, 2006:

RESOLVED, that the appropriate officers of the Trust be, and each of them hereby is, authorized to file the Trust's Post-Effective Amendment to its Registration Statement on From N-1A, in the name of and on behalf of the Trust, with the Securities and Exchange Commission for the purpose of updating the Trust's financial information and other appropriate matters; and further

RESOLVED, that Scott M. Zoltowski and Mary Moran Zeven be, and each of them hereby is, authorized to execute and sign on behalf of James Ross, as President of the Trust and Gary French, Treasurer of the Trust, all amendments to the Trust's Registration Statement on Form N-1A pursuant to a power of attorney from James Ross and Gary French.

In witness whereof, I have hereunto set my hand this October 27, 2006.


/s/ Mary Moran Zeven
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Mary Moran Zeven
Secretary